Exhibit 10.4

                           STOCK OPTION AGREEMENT


          This Stock Option Agreement ("Agreement") is dated as of August 3, 1999, and is entered into between United Auto Group, Inc., a Delaware corporation (the "Company"), and Marshall S. Cogan ("Optionee").

                            W I T N E S S E T H:

          WHEREAS, the Company and the Optionee entered into a Non-Competition and Standstill Agreement, dated as of April 12, 1999 (the "Cogan Agreement");

          WHEREAS, in consideration for Optionee entering into the Cogan Agreement, the Company is, among other things, granting Optionee an option to purchase shares of the Company's voting Common Stock, par value $.0001 per share (the "Common Stock"), on the terms and subject to the conditions set forth herein and in the Cogan Agreement.

          NOW, THEREFORE, the parties hereby agree:

          1. Grant of Options. The Company hereby grants to Optionee an option (the "Option") to purchase, at the exercise price of $10.00 per share, up to 400,000 shares of the Company's Voting Common Stock, par value $0.0001 per share ("Common Stock"), such number to be adjusted as provided in Section 7(b).

          2. Exercisability of Options. The Option will fully vest and become exercisable on the date hereof.

          3. Method of Exercising Options. (a) Optionee may exercise the Option by delivering to the Company a written notice stating the number of shares that Optionee has elected to purchase at that time from the Company and full payment of the purchase price of the shares then to be purchased. Payment of the purchase price of the shares (the "Exercise Price") may be made (i) by certified or bank cashier's check payable to the order of the Company, or (ii) in the discretion of the Board of Directors of the Company or duly authorized committee thereof, by such other method as may be approved by such board or committee from time to time.

               (b) At the time of exercise, Optionee shall pay in cash to the Company such amount as is necessary to satisfy the Company's obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon.

          4. Issuance of Shares. As promptly as practicable after receipt of notification of exercise, full payment of purchase price and satisfaction of tax withholding as provided in Section 3, the Company shall issue or transfer to Optionee the number of shares as to which the Options have been so exercised and shall deliver to Optionee a certificate or certificates therefor, registered in his name.

          5. Terms and Conditions of Exercise. (a) The Option shall have a term expiring ten years from the date hereof.

               (b) The Option shall not be transferable, except by will or the laws of descent and distribution, provided that Optionee may at any time transfer all or a portion of the Option to members of his immediate family, trusts solely for the benefit of Optionee and/or such family members and partnerships in which the Optionee, such family members and/or trusts are the only partners (each, a "Permitted Transferee" and, collectively, the "Permitted Transferees"). For this purpose, "immediate family" of a Person or a Person's spouse means the Person's spouse, parents, children, stepchildren and grandchildren and spouses of such parents, children, stepchildren and grandchildren or trusts for the benefit of Optionee or such persons, subject to all of the terms and conditions of the Option.

               (c) Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, personal representatives, or the person or persons to whom the Option may be transferred pursuant to clause (iv) of this Section 5, the word "Optionee" shall be deemed to include such person or persons.

          6. Rights as Stockholder. Optionee or a transferee of the Option shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Option until he shall have become the holder of record of such shares.

          7. Recapitalizations, Reorganizations, Etc. (a) The existence of the Option shall not affect the power of the Company or its stockholders to accomplish adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or securities ahead of or affecting any of the shares of Common Stock or the rights thereof or convertible into or exchangeable for shares of Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act.

               (b) Upon any change in the outstanding shares of Common Stock by reason of any recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than ordinary cash dividends, the Company shall make such substitutions or adjustments as are appropriate and equitable to preserve the economic value of the Option to the Optionee, as to the number or kind of shares of Common Stock or other securities covered by the Option and the Exercise Price; provided that such substitution or adjustment shall be equivalent to the adjustment of the Conversion price for the Company's Series B Convertible Preferred Stock, par value $.0001 per share, pursuant to the Certificate of Designation for such preferred stock as in effect as of the date hereof.

          8. Trace Shelf Registration Statement. The Company will approve any request by the Optionee to include shares issued upon exercise of the Option in the registration statement referred to in Section 5.4 of the Stockholders Agreement, dated as of May 3, 1999, by and among AIF II, L.P., Aeneas Venture Corporation, International Motor Cars Group I, L.L.C., International Motor Cars Group II, L.L.C., Trace International Holdings, Inc. ("Trace") and the Company, provided that the Optionee shall reimburse the Company for its reasonable out-of-pocket expenses incurred in connection with including such shares on such registration statement, to the extent such expenses are not reimbursed by Trace. The foregoing shall be subject to the approval, if any is required, of Trace or any other party that holds rights with respect to any such registration statement. The Optionee shall have the right to cause the Company to update a prospectus relating to any such registration statement, subject to the expense provision set forth in this Section 8.

          9. Notice. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by telegram, telex, facsimile transmission or by registered or certified mail, postage prepaid, with return receipt requested, as follows:

                  (a)   If to the Company:

                        United Auto Group, Inc.
                        375 Park Avenue
                        New York, New York 10022
                        Facsimile:  (212) 223-5148
                        Attn:  General Counsel

or to such other address or to the attention of such other person as the Company shall designate by written notice to Optionee; and

                  (b)   If to Optionee:

                        Mr. Marshall S. Cogan
                        810 Fifth Avenue
                        New York, NY 10021

or to such other address as Optionee shall designate by written notice to the Company. Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the party to whom such notice is given.

          10. Non-Qualified Option. The Option is not an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

          11. Modification. This Agreement may be modified, amended, suspended or terminated, and any conditions may be waived, but only by a written instrument executed by the parties hereto.

          12. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

          13. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

          14. Successors in Interest. This Agreement shall be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee's legal representatives.

          15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute on and the same instrument.
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          IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first above written.



                              UNITED AUTO GROUP, INC.



                              By:/s/ Tambra S. King
                                 -------------------------------
                                 Name: Tambra S. King
                                 Title: Vice President and Secretary




                              /s/ Marshall S. Cogan
                              ----------------------------------
                              Marshall S. Cogan